EXHIBIT 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of J.W. Mays, Inc. (the “Company”) on Form 10-Q for the period ended October 31, 2023 as filed with the United States Securities and Exchange Commission (the “Report”), we, Lloyd J. Shulman and Mark S. Greenblatt, Chief Executive Officer and Chief Financial Officer, respectively, of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 7, 2023

/s/ Lloyd J. Shulman
Lloyd J. Shulman Chairman of the Board, Chief Executive Officer and President

/s/ Mark S. Greenblatt
Mark S. Greenblatt Vice President, Chief Financial Officer and Treasurer, Director

A signed original of this written statement required by Section 906 has been provided to J.W. Mays, Inc. and will be retained by J.W. Mays, Inc. and furnished to the United States Securities and Exchange Commission or its staff upon request.

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